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                                                                     EXHIBIT 2.2

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated the 24th of January, 2003, between COLORADO MEDTECH, INC., a Colorado corporation (the "Holder") and HEI, INC., a Minnesota corporation (the "Company").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is receiving from the Company, pursuant to a Purchase Agreement dated the __ of January, 2003 (the "Purchase Agreement"), shares of Common Stock of the Company (the "Shares"); and

                  WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Shares;

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

         Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when (i) it has been effectively registered under the Securities Act, and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the Securities Act, or
(iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock of the Company, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any reduction, dilution or enlargement of the rights granted pursuant to this Agreement.

         Section 2. Registration Rights.

                  (a)      Notice of Company Registration; Piggyback Rights.

                           (i) Notice of Company Registration. If at any time
                  the Company shall determine to register any of its Common Stock, either for its own account or the account of a holder or holders of its Common Stock, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission to Rule 145 transaction, the Company will promptly give to each Holder written notice thereof.

                           (ii) Piggyback Registration Rights. In the event of a
                  registration requiring notice under Section 2(a)(i) (Notice of Company Registration), the Company shall include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therewith, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by the Holder. If, at any time after giving written notice of its intention to register any shares of Common Stock and prior to

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                           (iii) the effective date of the registration
                  statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Common Stock, the Company shall give written notice of such determination to the Holder and
                  (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration and
                  (ii) in the case of a determination to delay such registration of such shares of Common Stock, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other shares of Common Stock.

         (b) Company Obligation to Register the Shares. The Company shall use its reasonable best efforts to file a registration statement registering the Shares as soon as possible following the date hereof. The Company shall use its reasonable best efforts to cause that the registration becomes effective 120 days following the date hereof. For every full month such effectiveness is delayed, except if such delay is because of causes outside the control of the Company, the Company shall pay the Holder a penalty of $30,000. Furthermore, in the event of any such delay, and if on the 270th day after the closing of the transactions contemplated by the Purchase Agreement of even date herewith between the parties, the Holder owns ten percent (10%) of the Company's outstanding Common Stock, the Holder shall be entitled to designate one member of the Board of Directors of the Company, and the Company shall use its best efforts to effect such appointment as quickly as possible, provided that such designee of the Holder agrees to offer his/her resignation from the Company's Board of Directors within five (5) days of the date that the Holder ceases to own at least five percent (5%) of the Company's outstanding Common Stock. Notwithstanding the foregoing, this Section 2(b) shall not apply if at any time the Holder owns less than three percent (3%) of the issued and outstanding Common Stock of the Company. Notwithstanding anything herein to the contrary, this right to designate a member of the Company's Board of Directors shall be non-assignable.

         Section 3. Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

         Section 4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement):

         (a) prepare and file with the Commission such amendments and supplements to the registration statement and the Prospectus as may be necessary to keep the registration effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the registration statement whenever the Holder of the Registrable Securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time pursuant to Rule 415 promulgated under the Securities Act);


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         (b) furnish to the Holder such numbers of copies of the Prospectus, including any amendment or supplement thereto, in conformity with the requirements of the Act, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holder;

         (c) use its reasonable best efforts to register and qualify the Registrable Securities covered by the registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request (subject to the limitations set forth in Section 2(c) above), and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

         (d) use its reasonable best efforts to list the Registrable Securities on the Nasdaq National Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of Nasdaq or of such exchange;

         (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering; and

         (f) notify the Holder, at any time when a Prospectus relating thereto covered by the registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the Prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 5. Underwriting. (a) If any registration pursuant to this Agreement involves an underwriting, the Company shall so advise the Holder. In such event, the right of the Holder to registration shall be conditioned upon Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If the Holder proposes to distribute its Registrable Securities through an underwriting, it shall together with the Company and any other holders distributing their shares of Common Stock through such underwriting enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of Section 2 (Registration Rights), but subject to the Co-Sale rights of the Holder under the Purchase Agreement of even date herewith between the parties, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be included in such registration. The Company shall so advise all holders distributing their securities through such underwriting and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated (subject to pre-existing obligations of the Company and provided that, notwithstanding anything herein to the contrary,



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the rights and obligations in this sentence shall not be assignable) (i) first, to the Holder to the maximum amount of Registrable Securities held by the Holder at the time of filing of the registration statement, and (ii) thereafter among the other holders of shares of Common Stock pro rata in the same fashion. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

         Section 6. Company Right to Postpone Registration. If the Board, in its good faith judgment after consultation with outside counsel, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or other similar material transaction involving the Company or any of its subsidiaries or that such registration would require disclosure of non-public information that the Board, in its good faith judgment after consultation with outside counsel, deems not advisable to disclose (a "Valid Business Reason"), the Company may (x) postpone for a reasonable period of time (but not exceeding 90 days) filing and/or causing to become effective a registration statement required to be filed and become effective under this
Section 2 and (y) in the case in which a registration statement has been filed pursuant to Section 2, withdraw such registration statement or prior to its effectiveness until the cessation of such Valid Business Reason (but in no event exceeding 90 days). The Company shall give written notice to the Holder of its determination to postpone such offering or withdraw such registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone an offering or withdraw a registration statement more than once in any twelve-month period.

         Section 7. Potential Material Event. If, at any time or from time to time after the effective date of a registration statement, the Company notifies the Holder in writing of the existence of a Potential Material Event (as hereinafter defined), the Holder shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the rights of the Holder for more than one
(1) ninety (90) day period and one (1) thirty (30) day period in the aggregate during any twelve month period, with at least a ten (10) business day interval between such periods, during the period the registration is required to be in effect.

"Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement (including disclosure to be made in a document filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into such registration statement (an "Incorporated Document")), which shall be evidenced by determination in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a registration statement (or in an Incorporated Document) would be unadvisable; or
(b) any material engagement or activity by the


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Company which would, in the good faith determination of the Chief Executive
Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement (including disclosure to be made in an Incorporated Document) at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the registration statement (including any Incorporated Documents) would be materially misleading absent the inclusion of such information.

         Section 8. Expenses. Except as otherwise provided in Section 14 (Assignment), all Registration Expenses shall be borne by the Company. The Holder shall bear the Selling Expenses, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall use its best efforts to qualify any of the Registrable Securities for sale in such states as the Holder reasonably designates and shall furnish indemnification in the manner provided in Section 11 (Indemnification) hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the registration statement and the prospectus included therein (the "Prospectus") and other related documents in such quantities as may be reasonably requested by the Holder.

         Section 9. Continuous Effect. The Company will keep any registration or post-effective amendment filed under Section 2 (Registration Rights) current under the Act until the earliest of (i) the date that all of the Registrable Securities have been sold pursuant to the registration, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144(k) or (iii) the date that is one year following of the effective date of the registration.

         Section 10. Limitations on Subsequent Registration Rights. From and after the Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities of the Company unless such new registration rights are subordinate to the registration rights granted the Holder hereunder.

         Section 11. Indemnification.

         (a) In the event of the filing of any registration statement with respect to Registrable Securities pursuant to Section 2 (Registration Rights) hereof, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Act (the "Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent



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that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration statement, preliminary prospectus, Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder specifically for use in the preparation thereof. This Section 11(a) (Indemnification) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Act or the rules and regulations promulgated thereunder) a copy of the Prospectus contained in the Registration statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, or any related preliminary prospectus, Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder specifically for use in the preparation thereof. The indemnity obligation of the Distributing Holder set forth in this Section 11(b) (Indemnification) shall not exceed the proceeds received by the Distributing Holder upon a sale of Registrable Securities pursuant to the registration statement. This indemnity agreement will be in addition to any liability which the Distributing Holder may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 11 (Indemnification) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11 (Indemnification), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the indemnified party's failure to so notify in breach of this Section 11(c) (Indemnification) materially prejudices the indemnifying party's ability to defend such action or claim. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party



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of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 (Indemnification) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of any action in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

         Section 12. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11 (Indemnification) hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11 (Indemnification) hereof provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this
Section 12 (Contribution) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 12 (Contribution). The amount paid or payable by an



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indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 11 (Indemnification) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 13. Notices. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery, (iii) if mailed by certified mail, return receipt requested, postage prepaid, or (iv) if sent by overnight courier, addressed as follows:

         (a) If to the Holder, to Colorado MEDtech, Inc, 4801 North 63rd Street, Boulder, CO 80301, Attn: Chief Executive Officer, (tele) (303) 530-2660, (fax)
(303) 303-581-1010; with a copy to Colorado MEDtech, Inc, 4801 North 63rd Street, Boulder, CO 80301, Attn: General Counsel, (tele) (303) 530-2660, (fax)
(303) 303-581-1010,

         (b) If to the Company, at HEI, Inc., 6385 Old Shady Oak Road, Suite 280, Eden Prairie, MN 55344, Attn: Chief Executive Officer, (tele) (952) 443-2500, (fax) (952) 443-7000,

or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five (5) days after they are mailed in the manner set forth above or two (2) days after they are sent by overnight courier in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

         Section 14. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Holder may assign the benefits of this Agreement to up to five (5) parties without the written agreement of the Company, provided, that if such assignment would be reasonably anticipated to increase the Company's Registration Expenses by more than $10,000, then the assignees of such benefits shall bear the increased Registration Expenses resulting from such assignment in excess of the $10,000 increased Registration Expenses. Notwithstanding the foregoing, to the extent that any assignment hereunder shall cause a delay in the effectiveness of a registration of the Shares, the 120 day period specified in Section 2(b) shall be extended to accommodate such delay.

         Section 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 16. Remedies. Each party acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having


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jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

         Section 17. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 18. Governing Law, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         Section 19. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         Section 20. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" mean all fees, disbursements, expenses and costs incurred by the Company in complying with this Agreement and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, the expense of the special audits incident to or required by any such registration, and the compensation of regular employees of the Company which shall be paid in any event by the Company.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder.

         Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed, on the day and year first above written.


                                          HEI, INC.



                                          By  /s/ Anthony J. Fant
                                              ----------------------------------
                                              Its: Chairman, Chief Executive
                                                   Officer and President



                                          COLORADO MEDTECH, INC.



                                          By  /s/ Stephen K. Onody
                                              ----------------------------------
                                              Its: Chief Executive Officer and
                                                   President




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